As filed with the Securities and Exchange Commission on August 20, 2004

Registration No. 333‑________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of Incorporation)	75‑2851603 (I.R.S. Employer Identification No.)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address, including zip code, of Principal Executive Offices)

QUANTA SERVICES, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Dana A. Gordon, Esq.	Copy to:	Randall G. Ray, Esq.
Vice President, General Counsel & Secretary		Gardere Wynne Sewell LLP
Quanta Services, Inc.		1601 Elm Street
1360 Post Oak Boulevard, Suite 2100		Suite 3000
Houston, Texas 77056		Dallas, Texas 75201
(713) 629‑7600		(214) 999‑4544
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price (2)	registration fee

Common Stock, $0.00001 Par value	1,000,000 shares	$6.23	$6,230,000	$789.34

(1)	Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)	Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape for August 18, 2004.

     Shares of Common Stock of the Registrant for issuance upon purchases of Common Stock under the Plan have been heretofore registered under Registration Statements on Form S‑8 No. 333‑102448, No. 333‑105997 and No. 333‑86375 of the Registrant. These shares of Common Stock and the Plan are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended.

     Section 4.1 of the of the Quanta Services, Inc. 1999 Employee Stock Purchase Plan (the “Plan”) authorized 1,000,000 shares of Common Stock of the Company to be issued under the Plan, and provides that the number of shares may be cumulatively increased on June 1, 2000 and each June 1 thereafter by an amount equal to the lesser of (a) 1,000,000 shares or (b) a lesser amount of shares determined by the Board. A Registration Statement on Form S‑8 (File No. 333‑86375) was filed with the Securities and Exchange Commission on September 1, 1999 (the “Initial S‑8”) to register 1,000,000 shares of Common Stock of the Company relating to the Plan. Subsequent to the filing of the Initial S‑8, the Board approved a 3‑for‑2 stock split of Common Stock which was paid as a stock dividend to holders of the Common Stock of record at the close of business on March 27, 2000, which resulted in an additional 500,000 shares of Common Stock of the Company registered under the Initial S‑8. Additional Registration Statements on Form S‑8 were filed with the Securities and Exchange Commission (collectively with the initial S‑8, the “Prior S‑8”) to register additional shares of Common Stock of the Company that were authorized pursuant to the terms of the Plan for issuance of Common Stock proceeds under the Plan as follows:

DATE OF FILING	NUMBER OF SHARES REGISTERED
January 10, 2003 June 1, 2003	1,000,000 1,000,000

As a result of the filing of the Prior S‑8, 3,500,000 shares of Common Stock of the Company were registered with respect to the Plan. On June 1, 2004, an additional 1,000,000 shares of Common Stock were authorized pursuant to the terms of the Plan for issuance of Common Stock purchases under the Plan. The contents of the Prior S‑8, including documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II

Item 8. Exhibits

     In addition to the exhibits filed or incorporated by reference into the Prior S‑8, the following documents are filed as Exhibits to this Registration Statement:

5.1	Opinion of Gardere Wynne Sewell LLP

10.1	Amendment No. 1 to Quanta Services, Inc. 1999 Employee Stock Purchase Plan

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Notice Regarding Consent of Arthur Andersen LLP

23.3	Consent of legal counsel (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on August 20, 2004.

QUANTA SERVICES, INC. (Registrant)
By:	/s/ John R. Colson
John R. Colson
Chief Executive Officer

POWER OF ATTORNEY

     Each of the undersigned hereby appoints John R. Colson and James H. Haddox and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 20, 2004.

Signature	Title

/s/ John R. Colson John R. Colson	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)
/s/ James H. Haddox James H. Haddox	Chief Financial Officer (principal financial officer)
/s/ Derrick A. Jensen Derrick A. Jensen	Vice President, Controller and Chief Accounting Officer (principal accounting officer)
/s/ Vincent D. Foster Vincent D. Foster	Director

Signature	Title

/s/ James R. Ball James R. Ball	Director
/s/ Bernard Fried Bernard Fried	Director
/s/ H. Jarrell Gibbs H. Jarrell Gibbs	Director
/s/ Louis C. Golm Louis C. Golm	Director
/s/ Ben A. Guill Ben A. Guill	Director
/s/ Thomas J. Sikorski Thomas J. Sikorski	Director
/s/ Gary A. Tucci Gary A. Tucci	Director
/s/ John R. Wilson John R. Wilson	Director

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
5.1	Opinion of Gardere Wynne Sewell LLP

10.1	Amendment No. 1 to Quanta Services, Inc. 1999 Employee Stock Purchase Plan

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Notice Regarding Consent of Arthur Andersen LLP

23.3	Consent of legal counsel (included as part of Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

II-5